UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  __)

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BANK OF THE JAMES FINANCIAL GROUP, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Shareholders:

You are cordially invited to attend the 2023 Annual Meeting of Shareholders of Bank of the James Financial Group, Inc. (“Financial”), which will be held on May 16, 2023 at 4:00 p.m. local time (the “Annual Meeting”). NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Financial will be held in a virtual meeting format only,  online through the internet. You will not be able to attend the Annual Meeting physically. You may attend the virtual meeting online at www.virtualshareholdermeeting.com/BOTJ2023.

To participate in the Annual Meeting at www.virtualshareholdermeeting.com/BOTJ2023 you must enter the control number found on your proxy card, the notice of internet availability, or elsewhere within the proxy materials.

The attached Notice of 2023 Annual Meeting of Shareholders describes the formal business to be transacted at the Annual Meeting. In addition to the formal business, management will provide a report on the operations of Financial. You will have an opportunity to ask questions of management, the board of directors, and Financial’s  independent auditors.

Your vote is important. Whether or not you plan to attend the virtual meeting, it is important that your shares be represented at the Annual Meeting. You may vote your shares via a toll-free telephone number, via the internet, or you may complete, sign, date, and mail proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Instructions for all three methods of voting are contained with the proxy card. If you decide to virtually attend the Annual Meeting and vote at the virtual meeting, or if you wish to revoke your proxy for any reason prior to the vote at the Annual Meeting, you may do so, and your proxy will have no further effect. We began mailing proxy materials to you on or about April 5, 2023.

The directors and management of Financial appreciate your continued support and look forward to your participation at the Annual Meeting.

Sincerely,

/S/ Robert R. Chapman III

Robert R. Chapman III

President

Lynchburg, Virginia

April 5, 2023

Regulatory Changes Have Made Obtaining a Quorum More Difficult. Please Vote Your Shares.

BANK OF THE JAMES FINANCIAL GROUP, INC.

828 Main Street

Lynchburg, VA 24504

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on  May 16, 2023 at 4:00 p.m.

www.virtualshareholdermeeting.com/BOTJ2023

NOTICE IS HEREBY GIVEN that pursuant to its bylaws and call of its directors, the 2023 Annual Meeting (the “Annual Meeting”)  of the holders of shares of Common Stock of Bank of the James Financial Group, Inc. (“Financial”)  will be held on May 16, 2023 at 4:00 p.m. local time.

The purposes of the Annual Meeting are to consider and act upon:

1. The election of four (4) Group Two directors;

2. The ratification of the selection by Financial of Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, to audit the financial statements of Financial for the fiscal year ending on December 31, 2023;

3. The approval, in an advisory, non-binding vote, of a resolution approving the executive compensation described in the Proxy Statement; and
4. Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting. Holders of shares of Common Stock of record at the close of business on March 21, 2023 will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

The Annual Meeting will be held by virtual meeting format only, online through the internet, at:  www.virtualshareholdermeeting.com/BOTJ2023.

To attend the virtual meeting, you must enter the control number found on your proxy card, the notice of internet availability, or elsewhere within these proxy materials.

Regardless of whether you plan to attend the virtual Annual Meeting, we urge you to vote your shares via a toll-free telephone number, via the internet, or by completing, signing, dating, and mailing the proxy card as directed on the proxy card. You can revoke a proxy at any time before its exercise at the Annual Meeting by following the instructions set forth in the Proxy Statement.

Lynchburg, Virginia April 5, 2023	BY ORDER OF THE BOARD OF DIRECTORS /S/ J. Todd Scruggs J. Todd Scruggs, Secretary

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

This Notice of 2023 Annual Meeting of Shareholders and Proxy Statement and Annual Report on Form 10-K Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the year ended December 31, 2022 are available on the internet at the following website: http://www.proxyvote.com

BANK OF THE JAMES FINANCIAL GROUP, INC.

2023 PROXY STATEMENT

BANK OF THE JAMES FINANCIAL GROUP, INC.

828 Main Street

Lynchburg, VA 24504

Proxy Statement

2023 Annual Meeting of Shareholders

May 16, 2023 at 4:00 p.m.

GENERAL INFORMATION

Introduction

The board of directors (the “board of directors” or the “board”)  of Bank of the James Financial Group, Inc. (“Financial” or the “Company”)  is furnishing you with this proxy statement to solicit proxies on behalf of the Company to be voted at the 2023 Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting will be held virtually, online through the internet, on Tuesday, May 16, 2023 at 4:00 p.m., Eastern Time via live webcast. The proxies also may be voted at any adjournments or postponements of such meeting.

The Company is the holding company for Bank of the James (the “Bank”)  and Pettyjohn, Wood & White, Inc., an SEC-registered investment advisor.

This proxy statement is being furnished to shareholders beginning on April 5, 2023. In accordance with U.S. Securities and Exchange Commission (“SEC”)  rules, the Company is furnishing this proxy statement over the internet to its shareholders. Most of the Company’s  shareholders will not receive printed copies of this proxy statement; instead, most shareholders will receive the notice regarding the availability of proxy materials for the Annual Meeting of shareholders to be held on May 16, 2023 (the “Notice of Internet Availability”), which contains instructions on how to access the proxy materials over the internet and vote. The Notice of Internet Availability was first mailed to shareholders on April 5, 2023. By furnishing proxy materials over the internet, the Company is able to reduce the printing and mailing costs of this solicitation and help conserve natural resources. If you receive the Notice of Internet Availability but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice of Internet Availability. Shareholders may vote over the internet, by telephone, or by mail.

this Notice of 2023 Annual Meeting of Shareholders and Proxy Statement and Annual Report on Form 10-K Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the year ended December 31, 2022 (the “2022 Annual Report to Shareholders”) are available on the internet at the following website: http://www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Shareholders to be held on May 16, 2023

A complete set of proxy materials relating to the Annual Meeting is available on the internet. These materials, including this Notice of 2023 Annual Meeting of Shareholders and Proxy Statement and Annual Report on Form 10-K Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the year ended December 31, 2022 (the “2022 Annual Report to Shareholders”) are available on the internet at the following website: http://www.proxyvote.com.

Date, Time and Place of the Meeting

The solicitation of proxies is made by and on behalf of the board of directors of Financial to be used at the Annual Meeting of Shareholders to be held on May 16, 2023 at 4:00 p.m. local time. As a precautionary measure related to COVID-19 and to support the health and well-being of our shareholders, employees, and associates the Annual Meeting will be held in a virtual meeting format only, online through the internet. You will not be able to attend the Annual Meeting physically. You may attend the virtual meeting online at www.virtualshareholdermeeting.com/BOTJ2023.  To attend the virtual meeting, you must enter the control number found on your proxy card, the Notice of Internet Availability, or elsewhere within in these proxy materials.

Record Date

The close of business on March 21, 2023 (the “Record Date”)  was the record date for the determination of shareholders entitled to notice of, and to vote, at the Annual Meeting.

Voting Rights of Shareholders

On the Record Date, there were 4,628,657 shares of common stock of Financial (the “Common Stock”)  issued and outstanding. Financial has no other class of stock outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. Only shareholders of record at the close of business on March 21, 2023 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

To the knowledge of Financial’s  management, entities affiliated with Eidelman Virant Capital beneficially owned approximately 5.01% of Financial’s  outstanding Common Stock as of the Record Date, as set forth in more detail under “Certain Beneficial Owners” below. Except for this entity, to the knowledge of Financial’s  management, no other person owned beneficially more than 5% of Financial’s  outstanding Common Stock. As of the Record Date, directors and executive officers of Financial and their affiliates, as a group, owned of record and beneficially, inclusive of options that have vested or will vest within 60 days thereof, a total of 668,673 shares of Common Stock, or approximately 14.45%  of the shares of Common Stock deemed outstanding on such date.

Directors and executive officers of Financial have indicated an intention to vote their shares of Common Stock “FOR” the director nominees set forth herein, “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C., and “FOR” the approval of the non-binding resolution on executive compensation.

If you hold your shares in a bank or brokerage account, you will receive instructions from your bank or broker that you must follow for your shares to be voted. Please follow those instructions carefully to assure that your shares are voted in accordance with your wishes on the matters presented in this Proxy Statement.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote are represented in person at the virtual meeting or by proxy at the Annual Meeting, a quorum will exist. We will include broker non-votes, as defined below, and proxies marked as abstentions to determine the number of shares present at the Annual Meeting. In the event that there are not sufficient voting shares represented for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

VOTING AT THE MEETING

Proposals to be Considered

At the Annual Meeting, the shareholders will be asked to:

• elect four (4) persons to serve as Group Two directors for a term of three years;
• ratify the appointment of Yount, Hyde & Barbour, P.C. as the independent auditors of Financial for fiscal year 2023; and
• vote to approve an advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement.

The board of directors is not aware of any other matters that are to come before the Annual Meeting except for incidental, procedural matters. If any other matters are properly brought before the Annual Meeting (as determined by a majority of the board of directors), the persons named in the accompanying proxy card will vote the shares represented by each proxy on such matters.

Procedures for Voting By Proxy; Revocation of Proxies

If you properly execute, deliver and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted “FOR” the election of the director nominees, “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C., “FOR” the approval of the non-binding resolution on executive compensation, and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the Annual Meeting. If any nominee for the election to the board of directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the board of directors.

Any shareholder who executes a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to Financial, by executing and delivering a substitute proxy to Financial, or by attending the virtual Annual Meeting and voting online. If a shareholder desires to revoke a proxy by written notice, such notice should be mailed or delivered, so that it is received on or prior to the Annual Meeting date, to J. Todd Scruggs, Secretary, Bank of the James Financial Group, Inc., 828 Main Street, Lynchburg, Virginia 24504.

Effect of Broker Non-Votes and Abstentions

Brokers who hold shares of Common Stock for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organizations of which they are members. A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast and does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention is not considered a vote cast and does not count in favor of or against the proposal.

If your broker holds shares of Common Stock that you own in “street name,” then, under applicable rules, brokers may exercise discretionary voting power only on “routine” matters. Consequently, the broker may not vote your shares on Proposals One and Three, neither of which is considered routine, without receiving instructions from you. The broker may vote your shares on Proposal Two even if the broker does not receive instructions from you (ratification of the appointment of our independent auditor is considered a “routine” matter for which the broker may exercise discretionary voting power).

Vote Required

Each share of Financial’s  Common Stock entitles the record holder thereof to one vote for each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote and broker non-votes on a matter will count toward a quorum for the Annual Meeting, but will not be included in determining the number of votes cast with respect to a matter.

Proposal One:  Directors are elected by a plurality of the votes cast. Thus, as to Proposal One concerning the election of directors, those nominees receiving the greatest number of votes for election will be elected even if they do not receive a majority of votes cast. With regard to the election of directors, the proxy being provided by the board enables a shareholder to vote for the election of the nominees proposed by the board, to withhold authority to vote for the nominees being proposed, or to vote for the election of only certain nominees. Only shares that are voted in favor of a nominee will be counted toward that nominee’s  achievement of a plurality. Accordingly, “withhold” votes and broker non-votes will have no effect on the outcome of this proposal.

Proposals Two and Three:  As to i) the proposal set forth in Proposal Two to ratify the appointment of the independent registered accounting firm and ii) the proposal set forth in Proposal Three to approve the non-binding resolution regarding executive compensation, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of each of these proposals requires an affirmative vote of a majority of the votes cast on the matter. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, they are not counted for purposes of determining whether such a matter has been approved, and will have no effect.

How to Vote Your Shares

Shareholders of Financial are requested to vote their shares by dialing 1-800-690-6903 and following the instructions, via the internet at the following address: http://www.proxyvote.com, or by completing, dating, and signing the form of proxy and returning by mail it promptly to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon. Shareholders attending the virtual Annual Meeting may vote online during the meeting.

Principal Executive Office

The principal executive offices of Financial are located at 828 Main Street, Lynchburg, Virginia 24504.

SOLICITATION OF PROXIES

Solicitation is being made on behalf of Financial by the board of directors by mail and electronic notice and access to the internet. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or in person by directors, officers and employees of the Company, its subsidiaries or affiliates, none of whom will receive additional compensation for these services. Financial may retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Costs of solicitation of proxies will be borne by Financial.

PROPOSAL ONE - ELECTION OF DIRECTORS

Financial’s  bylaws provide that the board of directors is to be composed of no less than five and no more than twenty-five directors. Our articles of incorporation further provide that the board of directors shall be divided into three groups (Groups One, Two, and Three), as nearly equal in number as possible, with staggered terms. Financial’s board of directors currently consists of 13 persons.

Under Virginia law, the terms of the incumbent Group Two directors expire at the Annual Meeting, provided, however, that all directors continue to serve until their successors have been duly elected and qualified.

The following persons have been nominated for election to the board of directors of Financial:  Robert R. Chapman III. Julie P. Doyle, Lydia K. Langley, and Augustus A. Petticolas, Jr. If elected, the nominees will serve a three-year term to expire at the Annual Meeting of shareholders in 2026.

NOMINEES AND CONTINUING DIRECTORS

Nominees

Set forth below is certain information concerning the nominees.

60
Nominees
Name	Age (1)	Position with Bank of the James Financial Group, Inc.	Director Since (2)	Group	Term to Expire
Robert R. Chapman III	60	Director; President of Financial, Chief Executive Officer of the Bank	1998	Two	2026
Julie P. Doyle	59	Director	2011	Two	2026
Lydia K. Langley	58	Director	2015	Two	2026
Augustus A. Petticolas, Jr.	74	Director	2005	Two	2026

(1)As of March 21, 2023.

(2)All of the directors of Financial also serve as members of the board of directors of the Bank. For all years prior to 2004, all directorships were with the Bank only.

Each of the nominees is currently a director of Financial whose current term expires at the Annual Meeting. Each nominee has agreed to serve if elected.

Continuing Directors

Set forth below is certain information concerning the continuing directors.

1
Continuing Directors
Name	Age (1)	Position with Bank of the James Financial Group, Inc.	Director Since (2)	Group	Current Term Expires
Lewis C. Addison	70	Director	2006	Three	2024
John R. Alford, Jr.	62	Director	2009	Three	2024
William C. Bryant III	58	Director	2005	Three	2024
J. Todd Scruggs	55	Director; Secretary-Treasurer of Financial, Executive Vice President and Chief Financial Officer of the Bank	2007	Three	2024
A. Douglas Dalton III	42	Director	2016	One	2025
James F. Daly	65	Director	2007	One	2025
Watt R. Foster, Jr.	63	Director	2005	One	2025
Phillip C. Jamerson	64	Director	2016	One	2025
Thomas W. Pettyjohn, Jr.	76	Chairman	1998	One	2025

(1)As of March 21, 2023.

(2)All of the directors of Financial also serve as members of the board of directors of the Bank. For all years prior to 2004, all directorships were with the Bank only.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS MATTERS

General

The business and affairs of Financial are managed under the direction of its board of directors in accordance with the Virginia Stock Corporation Act, Financial’s  articles of incorporation, and Financial’s  bylaws. Members of the board of directors are kept informed of Financial’s  business through discussions with management, by reviewing materials provided to them, and by participating in meetings of the board of directors and its committees.

Independence of Directors

The board of directors is comprised of a majority of directors who qualify as independent based on the definition of “independent director” as defined by Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market (“NASDAQ”). The board has determined that the following current directors and nominees of Financial are “independent” under the foregoing criteria:

Lewis C. Addison	A. Douglas Dalton III	James F. Daly
Julie P. Doyle	Watt R. Foster, Jr.	Phillip C. Jamerson
Lydia K. Langley	Augustus A. Petticolas, Jr.	Thomas W. Pettyjohn, Jr.

The board of directors has determined that Messrs. Chapman and Scruggs do not qualify as independent directors because they currently serve as executive officers of Financial and the Bank. Mr. Bryant does not qualify as an independent director because in 2022 the Bank paid rent in excess of $200,000 to Jamesview Investments, LLC, an entity that Mr. Bryant owns. Mr. Alford does not qualify as an independent director because his law firm from time to time represents the Company in legal matters and has accepted compensation for such service. No other persons other than those set forth above served as a director of Financial in 2022.

Director Qualifications

The board of directors believes that it is necessary for each of the Company’s  directors to possess many qualities and skills. The Nominating Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the board and to the Company and its shareholders. When searching for new candidates, the Nominating Committee considers the evolving needs of the board of directors and searches for candidates that fill any current or anticipated future gaps. Among other things, the Nominating Committee specifically considers the following:

•	Business experience and expertise;
•	Character;
•	Particular goals and needs of Financial for additional competencies or characteristics;
•	Educational background; and
•	Share ownership.

The Nominating Committee also considers such other criteria as may be relevant at the time and looks for candidates that will complement the existing board composition. The Nominating Committee does not have a formal policy with respect to diversity; however, the board of directors and the Nominating Committee believe that it is essential that the board members represent diverse viewpoints and is cognizant of the benefits of a diverse membership.  Based upon self-identification by each member of the Company’s Board, the diversity composition of the Board is as follows:

Board Diversity Matrix (As of April 5, 2023)
Total Directors: 13
	Female	Male
Part I: Gender Identity
Directors	2	11
Part II: Demographic Background
African American or Black	0	1
White	2	10

In considering candidates for the board of directors, the Nominating Committee considers the entirety of each candidate’s  credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s  contributions to the board of directors are also considered. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective directors.

Our board members bring a wealth of leadership experience, community ties, and knowledge of Region 2000 to the board of directors. In considering the directors’ and director nominees’ individual experience, qualifications, attributes and skills, the board has concluded that the appropriate experience, qualifications, attributes and skills are represented on the board as a whole and on each of the board’s  committees.

The board has concluded that each director and nominee possesses the personal traits and characteristics described above. Each director has demonstrated business and financial acumen, an ability to exercise sound judgment, compatibility with other directors, as well as a commitment to service to the Company and our board. In addition to the information below regarding each director’s  and nominee’s  specific experience, qualifications, attributes and skills that led our board to the conclusion that he/she should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty, and adherence to high ethical standards.

There are no family relationships among any directors, director nominees and executive officers.

DIRECTOR AND OFFICER BIOGRAPHICAL INFORMATION

The following discusses the backgrounds and qualifications of our director nominees and the directors continuing in office. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees to the Board

Robert R. Chapman III, 60, serves as the President of Financial and the Chief Executive Officer of the Bank. He has been a resident of Lynchburg for over 25 years and has been the President of Financial since January 2004, CEO of the Bank since January 2003, and served as President of the Bank from January 2003 through October 2021. Mr. Chapman was a co-organizer of Bank of the James in 1999. Previously, Mr. Chapman was Vice President and Branch Manager and a Commercial Account Manager at Crestar Bank for 15 years. Mr. Chapman is a graduate of Virginia Military Institute where he received a bachelor’s  degree in Economics. Following graduation, Mr. Chapman served as First Lieutenant in the United States Army. Mr. Chapman graduated from the Stonier Graduate School of Banking. Mr. Chapman is a past President of the Lynchburg City Schools Education Foundation. He also serves on the boards of the Centra Foundation, the VMI Keydet Club and is a member of First Presbyterian Church. In addition to his extensive experience in bank administration, asset/liability management, residential and commercial real estate lending, and business and industry lending, Mr. Chapman has experience in the day-to-day management of the Bank and knowledge of its business and operations.

Dr. Augustus A. Petticolas, Jr., 74, has practiced dentistry in Lynchburg since 1976. He is a graduate of Livingstone College in Salisbury, North Carolina and holds a bachelor’s  degree in English with a minor in Biological Sciences and French. He earned his Doctor of Dental Surgery degree at the University of Maryland. Dr. Petticolas is involved in numerous community endeavors and is a founding board member of the Free Clinic of Central Virginia, Inc. In addition, he currently serves on the board of the Centra Health Foundation. He previously served on the board of Centra Health, Inc. and the Greater Lynchburg Community Foundation. He joined the board of directors of Bank of the James in 2005. In July 2008, Governor Tim Kaine appointed Dr. Petticolas to serve a four-year term on the Virginia Board of Dentistry. Dr. Petticolas brings business experience, knowledge of project management, and leadership skills to the board.

Julie P. Doyle, 59, has lived in Lynchburg since 1993. Ms. Doyle was the President and Executive Director of The Education & Research Foundation, Inc. located in Lynchburg, a position she held from 2005 through her retirement in 2022. Ms. Doyle directs the business operations of a clinical research site whose primary market focus is dermatological medications and products. Ms. Doyle holds a Bachelor of Science degree in Mechanical Engineering from the University of Notre Dame and a Master of Business Administration degree from George Washington University. Active in the community, Ms. Doyle currently holds board positions with ., University of Lynchburg and the Lynchburg City Schools Education Foundation where she serves as its president. She formerly served as the chair of the Lynchburg City School Board and on the board of Centra Health, Inc. Ms. Doyle provides the board with executive experience, a strong financial background, and good relationships within the community.

Lydia K. Langley, 60, is a Lynchburg native and recently retired owner of Langley Rentals for 28 years. Langley Rentals owned and managed residential rental properties, including apartments, duplexes, and single family homes in the Lynchburg area. Ms. Langley has a B.A. from the University of Virginia and a Masters of Administration from Lynchburg College. She served 9 years on the Planning Commission for the City of Lynchburg and was an original member of the Lynchburg Police Foundation. Ms. Langley previously served on the board of The Ellington as well as the Lynchburg Advisory Board of Bank of the James for five years before being appointed to the board of Financial. Ms. Langley provides the board with strong business knowledge, particularly related to the operation of a rental real estate business and local real estate values.

Directors Continuing in Office

Lewis C. Addison, 71, is retired from his position as Senior Vice-President/Chief Financial Officer and Treasurer for Centra Health, Inc., where he had worked in various capacities since 1979. He holds a bachelor’s  degree in Business with a major in Accounting from Virginia Tech. Mr. Addison was a Certified Public Accountant and is a Past President of the Virginia Chapter of the Healthcare Financial Management Association. He is currently Chairman of the Board of Piedmont Community Health Plan, Inc. and former Chairman of the Industrial Development Authority of the Town of Amherst. Mr. Addison has extensive experience in complex financial matters and serves as Financial’s  audit committee financial expert under SEC guidelines.

John R. Alford, Jr., 62, is a shareholder with Caskie & Frost, P.C., a law firm based in Lynchburg. In his practice, Mr. Alford provides advice to corporations and other business entities in matters of corporate law, commercial transactions, and real estate and to individual clients in matters including estate planning, estate administration, and real estate matters. He received a bachelor’s  degree in Economics from the University of Virginia and a J.D. from Washington & Lee University School of Law. Prior to joining the board of directors of Financial, Mr. Alford was a member of the Bank’s  Lynchburg Advisory Board. Mr. Alford is a former board member of the Greater Lynchburg Community Foundation, a former board member of Sweet Briar College, a former president and former board member of Boonsboro Country Club, a former Trustee for James River Day School and a former chairman and board member for the Alliance for Families & Children. Mr. Alford provides the board with valuable experience and perspective gained in the legal profession as well as strong business contacts.

William C. Bryant III, 58, is the President of and Auctioneer for Ted Counts Realty and Auction Company. He holds a B.S. in Business Management from LaSalle University. Mr. Bryant received a certificate in Real Estate Appraisal from the International College of Real Estate Appraisal in Columbia, Tennessee and is a graduate of the Mosley Flint School of Real Estate in Roanoke, Virginia. In addition, he is a graduate of the Mendenhall School of Auctioneering in High Point, North Carolina, and obtained CAI designation through Indiana University, the Certified Auctioneers Institute in Bloomington, Indiana. Mr. Bryant is a member of the National Association of Realtors, the Virginia Association of Realtors, the National Association of Auctioneers, and the Virginia Association of Auctioneers. He previously served on the board of the Lynchburg Regional Chamber of Commerce and serves on the Commonwealth of Virginia Auctioneers Regulator Board and is a member of the Lynchburg Board of Realtors. Mr. Bryant provides executive experience, broad ties to the business community and significant experience in valuing assets in a broad range of categories, including real estate, heavy equipment, and livestock.

J. Todd Scruggs, 55, is the Secretary-Treasurer of Financial and Executive Vice President and Chief Financial Officer of the Bank. Mr. Scruggs was a co-organizer of the Bank and has served as its Chief Financial Officer since its formation in 1999. Prior to serving as an organizer for the Bank, Mr. Scruggs worked at Crestar Investment Group, where he was a Financial Consultant and an Investment Representative. Mr. Scruggs has a Bachelor of Science in Commerce from the University of Virginia McIntire School of Commerce. Mr. Scruggs also graduated from the University of South Carolina School of Graduate Bank Investment Management. Mr. Scruggs is Secretary of both Financial and the Bank. He currently serves on the finance committee of Interfaith Outreach Association, the board of Boonsboro Country Club, the board of the E.C. Glass Foundation, and was previously involved with the Ways to Work Program at HumanKind. Mr. Scruggs has experience in preparing and reviewing complex financial information, investment, asset/liability management, interacting with institutional investors, and regulatory matters.

A. Douglas Dalton III, 42, is Operations Manager for English Construction Company, Inc.  He is a 2003 graduate of Virginia Tech and holds a bachelor’s  degree in Business Management. He previously served on the Board of Directors for Boys and Girls Club of Greater Lynchburg. Mr. Dalton served on the Altavista Advisory Board for Bank of the James for several years before being appointed to Financial’s  board of directors. Mr. Dalton brings business skills such as project management, knowledge of the construction industry, and local economy knowledge to the board.

James F. Daly, 65, is the fomer president of Daly Seven, Inc., a company engaged primarily in hotel development and management. Mr. Daly has served in this capacity from 1980 to his retirement in 2022. He is a graduate of Virginia Tech where he received a bachelor’s  degree in Business Management. He formerly served on the advisory board for the Boys and Girls Club of Greater Lynchburg. Mr. Daly provides experience in commercial real estate management, commercial real estate financing, construction project management, and business operations.

Watt R. Foster, Jr., 66, is a native of Brookneal, Virginia. Mr. Foster is the President and Chief Executive Officer of Foster Fuels, Inc., a company engaged primarily in the sale and distribution of petroleum and propane products, and related products, as well as the provision of emergency fuel delivery throughout the United States. He is also the owner of Phelps Creek Angus Farm, a 500 head cow-calf operation located in Campbell County. Mr. Foster received a bachelor’s  degree in Business Management from James Madison University. Mr. Foster is a member of the Staunton River Chapter of the Masonic Lodge. Mr. Foster provides the board with a strong knowledge of business, including the operation of wide-ranging, complex operations, and real estate purchase and development.

Phillip C. Jamerson, 67 is Vice President and Owner of Jamerson Building Supply and Jamerson Real Estate and is the past Co-Owner and CEO of Jamerson-Lewis Construction. Mr. Jamerson is a 1981

graduate of Virginia Tech and has a B.S. degree in Building Construction. He is currently serving on the Board of the Courtland Park Foundation and the Board of Wolfbane Theater. He was previously a member of the the Board of Directors and Executive Committee of the Lynchburg Humane Society, the Appomattox Economic Development Agency, the Region 2000 Workforce Development Board and Patrick Henry Family Services. Mr. Jamerson provides the board with a strong knowledge of business, including real estate purchase and development as well as construction and project management.

Thomas W. Pettyjohn, Jr., 76, is the chairman of the board of Financial. Mr. Pettyjohn grew up in Amherst County and has been a resident of Lynchburg since 1972. Mr. Pettyjohn received a bachelor’s  degree in History and a J.D. from Washington & Lee University. Mr. Pettyjohn retired from Davidson & Garrard, Inc., an investment advisory firm in Lynchburg, on December 31, 2015. Mr. Pettyjohn has an extensive banking background, having worked at Central Fidelity National Bank for many years. While at Central Fidelity, Mr. Pettyjohn held the titles of Executive Vice President and Division Manager of Residential Real Estate, Executive Vice President and Division Manager of Commercial Banking/Western Division, Vice President and In-House Counsel of Central Fidelity Bank’s  predecessor, Fidelity American Bankshares, Inc., and statewide Manager for Indirect Lending. At the time of his retirement from Central Fidelity, Mr. Pettyjohn was Executive Vice President of Real Estate Administration for the Mortgage Division. Mr. Pettyjohn is currently on the board of directors and chairman of the finance committee of Amazement Square Children’s  Museum. He has served as the President of the board of directors of Boonsboro Country Club, an elder and deacon of First Presbyterian Church and as chairman of the board of the First Presbyterian Weekday School. Mr. Pettyjohn has extensive experience in and knowledge of banking and law, including real estate, lending, commercial banking and financial matters and brings this valuable experience to the board.

Executive Officers Who Are Not Directors

The following sets forth biographical information and the business experience of each non-director executive officer of the Bank.

Michael A. Syrek,  51,  was appointed President of Bank of the James in October 2021. Prior to assuming this position, Mr. Syrek served as the Executive Vice President and Chief Lending Officer since 2012. Prior to joining the Bank, Mr. Syrek served as President of SunTrust Bank for the Lynchburg, Virginia region and was also a commercial team leader where he supervised commercial relationship managers throughout central and western Virginia and West Virginia. Mr. Syrek graduated from James Madison University with a Bachelor of Science in Accounting.

Harry P. Umberger, 57, has served as Executive Vice President and Senior Credit Officer of the Bank since December 2007.  Mr. Umberger started his banking career in 1990 with Sovran Bank. He joined the Bank in 2001 as a Vice President and Commercial Lender. From 2003 to 2007, Mr. Umberger served as Senior Vice President and Senior Credit Officer of the Bank. He had also worked with two other Region 2000 community banks prior to joining the Bank. Mr. Umberger has a Bachelor of Arts degree from Hampden-Sydney College with majors in both Economics and Spanish. He is also a graduate of the Virginia Banker’s  School of Bank Management.

Board Leadership and Risk Oversight

Robert R. Chapman III serves as Financial’s  Chief Executive Officer and Thomas W. Pettyjohn, Jr., an independent director, serves as the Chairman of the Board. The Company has determined that splitting the role of Chairman of the Board and Chief Executive Officer is appropriate for the Company, because the board believes it is prudent to have an independent director set the agenda for board meetings instead of an inside director. The board feels this arrangement allows the directors to appropriately exercise their oversight role.

The board of directors is responsible for and actively involved in the oversight of risks that could affect Financial.  The risks that are an inherent part of Financial’s  business and operations include, but are not limited to, credit risk, market risk, operational risk, liquidity risk, interest rate risk, fiduciary risk, regulatory risk, information security risk (including cyber risk), legal risk and reputational risk. The board must have an appropriate understanding of the types of risks to which the organization is exposed, and the board must ensure that the organization’s  management is fully capable, qualified and properly motivated to manage the risks arising from the organization’s  business activities in a manner that is consistent with the board’s  expectations. The board’s  oversight is conducted primarily through committees of the board, as disclosed in the descriptions of each of the committees below, but the full board has retained responsibility for general oversight of risks. The board satisfies this responsibility through full reports by each committee chair regarding the committee’s  considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Financial and the Bank. Likewise, management is responsible for communicating and reinforcing the compliance culture that the board has established and for implementing measures to promote the culture throughout the organization.

The Audit Committee of the board of directors is responsible for overseeing Financial’s  risk management function on behalf of the board. In carrying out this responsibility, the Audit Committee works closely with the Company’s  management and internal audit teams. The Audit Committee meets regularly with these individuals and receives an overview of findings from various risk management initiatives, including the Company’s  enterprise risk management program, internal audits, Sarbanes-Oxley reports regarding internal controls over financial reporting and other regulatory compliance reports. The Bank’s  Vice President & Audit Manager, in particular, provides a comprehensive report to the Audit Committee regarding Financial’s  key risks. While the Audit Committee has primary responsibility for overseeing risk management, the entire Board of Directors is actively involved in overseeing this function for Financial through the enterprise risk management function.

Code of Ethics

Financial has adopted a code of ethics that applies to Financial’s  directors, executive officers (including the principal financial officer, principal accounting officer or controller, or persons performing similar functions), and senior officers. The code of ethics has been posted under the “Investor Relations” section on Financial’s  website: www.bankofthejames.bank. Any waiver or substantial amendments to the code of ethics applicable to our directors and executive officers also will be disclosed on our website.

Meeting Attendance

Board and Committee Meeting Attendance

The board of directors of Financial held eight  (8) meetings during 2022. During 2022, except for Mr. Dalton, who attended 63% of the meetings, each of the directors attended at least 75% of the meetings of the board of Financial and the committees of Financial on which they serve. In calculating attendance, the Company did not include meetings of the board of directors of the Bank or its committees.

Director Fees

Our outside directors serve and are compensated as both directors of Financial and the Bank. In the year ended December 31, 2022, Financial or the Bank, as applicable, paid the outside directors the following standard fees:

Description	Amount (1)
Attendance at meeting of the board of directors of Financial or the Bank, Chairman of the Board	$2,100
Attendance at meeting of the board of directors of Financial or the Bank, Vice Chairman of the Board	$1,050
Attendance at meeting of the board of directors of Financial or the Bank	$700
Attendance at committee meeting of Financial or the Bank	$400
Board Annual Retainer	$3,000
Loan Committee Annual Retainer	$1,000

(1)Although directors serve and are compensated as directors of both Financial and the Bank, the directors do not receive additional compensation when a) the boards of Financial and the Bank meet on the same day; and b) when a committee of Financial and its corresponding committee of the Bank meet on the same day.

Members of the board of directors do not receive any compensation except as set forth herein. Non-employee board members are not eligible to receive awards under the 2018 Bank of the James Financial Group, Inc. Equity Incentive Plan. In 2022, total fees paid to non-employee directors were approximately $280,550.

The following table contains information regarding the compensation awarded or paid to, or earned by, Financial’s  directors during the 2022 fiscal year.

	Fees Earned or Paid in Cash ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Lewis C. Addison	$19,900	-	-	-	$19,900
John R. Alford, Jr.	27,760	-	-	-	27,760
William C. Bryant III	21,500	-	-	-	21,500
Robert R. Chapman III (1)	-	-	-	-	-
A. Douglas Dalton III	11,600	-	-	-	11,600
James F. Daly	31,500	-	-	-	31,500
Julie P. Doyle	17,600	-	-	-	17,600
Watt R. Foster, Jr.	19,000	-	-	-	19,000
Phillip C. Jamerson	17,300	-	-	-	17,300
Lydia K. Langley	34,000				34,000

Augustus A. Petticolas, Jr.	30,450	-	-	-	30,450
Thomas W. Pettyjohn, Jr.	50,100	-	-	-	50,100
J. Todd Scruggs (1)	-	-	-	-	-
Total	$280,550				$280,550
(1)	Messrs. Chapman and Scruggs are employee-directors and do not receive additional compensation for service on the boards of Financial or the Bank or committees thereof.

Attendance at Meetings of Shareholders

Financial encourages each member of the board of directors to attend the upcoming Annual Meeting of Shareholders. With the exception of Ms. Doyle, all of Financial’s  directors attended the 2022 Annual Meeting of Shareholders of Financial.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of these reports.

During the year ended December 31, 2022, to our knowledge, there were five  (5) delinquent transactions reported: Directors Bryant (3), Alford (1), and Foster (1) each inadvertently filed late reports.

COMMITTEES OF THE BOARD OF DIRECTORS OF FINANCIAL

The board of directors of Financial has the following four standing committees to assist the board in the discharge of its duties: Executive Committee, Audit Committee, Nominating Committee, and Compensation Committee. The board of directors of the Bank has corresponding committees and, in addition, has standing Loan, Investment, Enterprise Risk Management, and Compliance Committees to assist it in the discharge of its duties.

The board of directors of Financial has adopted charters for its Audit Committee, Nominating Committee, and Compensation Committee to define the duties and responsibilities of those committees. These charters are available on the “Investor Relations” page of our website (www.bankofthejames.bank) under “Governance Documents.” If you would prefer to receive a copy via mail at no cost to you, please contact J. Todd Scruggs, Secretary of Financial.

Members of Board Committees

The following table sets forth the membership during the year ended December 31, 2022 of each of Financial’s  standing committees:

Committee	Members
Audit Committee	Augustus A. Petticolas Jr. - Chair Lewis C. Addison (1) James F. Daly Julie P. Doyle Phillip C. Jamerson Lydia K. Langley
Executive Committee	Thomas W. Pettyjohn Jr. - Chair John R. Alford, Jr. Robert R. Chapman III James F. Daly Watt R. Foster, Jr. Lydia K. Langley Augustus A. Petticolas Jr.
Nominating Committee	Watt R. Foster, Jr. - Chair Lewis C. Addison Augustus A. Petticolas Jr.
Compensation Committee	Thomas W. Pettyjohn Jr. - Chair Lewis C. Addison James F. Daly Lydia K. Langley
(1)	Audit Committee Financial Expert

Executive Committee

The Executive Committee reviews extraordinary confidential issues and serves as a forum for discussing executive decisions. The Executive Committee has all the powers of the board in the management and the conduct of the business and affairs of Financial in the intervals between meetings of the full board, except that the Executive Committee may not increase the number of directors, fill vacancies on the board, remove directors, approve an amendment to the articles of incorporation or bylaws, approve a plan of merger or consolidation, or take other actions that cannot by law be delegated by the board. For the year ended December 31, 2022, the Executive Committee of Financial had twelve (12) meetings.

Audit Committee

Financial’s  Audit Committee has been established in accordance with §3(a)(58)(A) of the Securities Exchange Act. The Audit Committee reviews and approves compliance policies and procedures and assists and monitors general audits performed by federal and state agencies. The Audit Committee is responsible for the selection and recommendation of the independent accounting firm for the annual audit. The Audit Committee of Financial reviews and accepts the reports of Financial’s independent auditors, internal auditors, and federal and state examiners. As part of its oversight of Financial’s  financial statements, the Audit Committee reviews and discusses with management and Financial’s  independent registered public accountants, all annual and quarterly financial statements and disclosures prior to their issuance. As discussed in “Board Leadership and Risk Oversight” above, the Audit Committee is also responsible for overseeing Financial’s  risk management function on behalf of the board.

In addition, the Audit Committee reviews key initiatives and programs aimed at maintaining the effectiveness of Financial’s  internal and disclosure control structure. As part of this process, the Audit Committee continues to monitor the scope and adequacy of Financial’s  internal auditing program. In addition, the Audit Committee is the appropriate body to receive, review, and investigate, as appropriate, certain complaints, including those from whistleblowers. For the year ended December 31, 2022, the Audit Committee of Financial had five  (5) meetings.

Financial’s  board has determined that Lewis C. Addison is an “Audit Committee Financial Expert” as that term is defined by the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

The board has determined that Mr. Addison and each other member of the Audit Committee qualify as independent based on the definition of “independent director” under the applicable NASDAQ rules and applicable Securities and Exchange Commission regulations. Each member of the Audit Committee is able to read and understand financial statements, including Financial’s  balance sheet, income statement, and cash flow statement.

Nominating Committee

The Nominating Committee reviews and recommends candidates for nomination to the board for expiring/expired or otherwise vacant seats. For the year ended December 31, 2022 the Nominating Committee had one (1) meeting.

All members of the Nominating Committee are independent based on the definition of “independent director” under the applicable NASDAQ rules and applicable Securities and Exchange Commission regulations. Currently, Financial does not have a formal process by which to consider candidates recommended by shareholders. Financial believes that because of the current operating environment, it is critical for the board of directors to be comprised of individuals with the types of expertise and scope currently represented on the board and that the Nominating Committee is best positioned to identify such individuals. As discussed above, the Nominating Committee considers all candidates based on the criteria set forth under “Director Qualifications,” including share ownership, business experience and expertise, character, particular goals and needs of Financial for additional competencies or characteristics, educational background, and board experience in evaluating potential nominees.

Compensation Committee

The Compensation Committees of Financial and the Bank, as applicable, review, recommend, and approve compensation for its employees. Each member of the Compensation Committee is an “independent director” under the applicable NASDAQ rules and applicable Securities and Exchange Commission regulations. For the year ended December 31, 2022, the Compensation Committee of the Bank had three  (3) meetings, but because Financial does not have any employees and does not compensate its officers directly, the Compensation Committee of Financial did not meet.

CERTAIN BENEFICIAL OWNERS

As of the Record Date, the following persons were the only shareholders known to the Company to beneficially own more than 5% of Financial’s  outstanding Common Stock:

Name and Address of Individual or Identity of Group	Amount and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
Eidelman Virant Capital, Inc. 8000 Maryland Ave St. Louis, MO 63105	231,980 (1)	5.01
(1)

This information is based solely on a Schedule 13F filed with the SEC on October 25, 2022 by Eidelman Virant Capital, Inc., the most recent available as of the date hereof, and is based on 4,628,657 shares of Common Stock outstanding on the Record Date.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 21, 2023 regarding the number of shares of Common Stock of Financial beneficially owned by (1) each director, (2) each executive officer, and (3) directors and executive officers as a group. The address of each director and executive officer is c/o Bank of the James Financial Group, Inc., 828 Main Street, Lynchburg, VA 24504.

	Common Stock Owned Beneficially (#) (1)	Percentage of Class (%) (2)
Lewis C. Addison, Director	18,090	*
John R. Alford, Jr. (3), Director	22,874	*
William C. Bryant III (4), Director	52,430	*
Robert R. Chapman III, Director, CEO of the Bank	118,857	2.57
A. Douglas Dalton III, Director	10,953	*
James F. Daly (5), Director	128,234	2.77
Julie P. Doyle (6), Director	16,253	*
Watt R. Foster, Jr., Director	122,125	2.64
Phillip C. Jamerson, Director	10,678	*
Lydia K. Langley, Director	100,077	2.16
Augustus A. Petticolas, Jr., Director	2,354	*
Thomas W. Pettyjohn, Jr. (7), Director	17,495	*
J. Todd Scruggs (8), Director, Secretary, EVP and CFO of the Bank	32,973	*
Harry P. Umberger, EVP and Senior Credit Officer of the Bank	1,780	*
Michael A. Syrek, President of the Bank (9)	13,500	*

Officers and Directors as a group (10)	668,673	14.45

*Less than 1%

(1)For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days (“presently exercisable”). Beneficial ownership also includes any shares held in the name of an individual’s  spouse, minor children or other relatives living in the individual’s  home.

(2)The ownership percentage of each individual is calculated based on the total of 4,628,657 shares, which is comprised of shares of common stock that were outstanding as of March 21, 2023, plus the number of shares that are presently exercisable. Shares of common stock that are presently exercisable are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by any person or group, but are not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(3)Includes beneficial ownership of 3,310 shares held by Mr. Alford’s  wife.

(4)Includes beneficial ownership of 52,430 shares held by Mr. Bryant as joint tenants with his wife.

(5)Includes beneficial ownership of 42,467 shares held in a revocable trust of which Mr. Daly and his wife are co-trustees and 82,500 shares owned by Daly Group, LLC of which Mr. Daly is a member.

(6)Includes beneficial ownership of 2,050 shares owned by an entity owned by Ms. Doyle’s  husband and 4,300 shares owned by Ms. Doyle’s  husband.

(7)Includes 770 shares owned by Mr. Pettyjohn’s  wife.

(8)Includes 158 shares owned by Mr. Scruggs’ wife.

(9)Includes 1,650 shares owned by Mr. Syrek’s  wife.

(10)See notes 1 through 9.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

The Compensation Committees of Financial and the Bank are tasked with reviewing officer and employee compensation and employee benefit plans and making recommendations to the respective boards concerning such matters. The Compensation Committee also approves awards under the 2018 Bank of the James Financial Group, Inc. Equity Incentive Plan. Each Compensation Committee’s  membership is determined by the board of the respective company that such Compensation Committee serves.

The Compensation Committees review and approve the goals of Financial and the Bank, as applicable, relevant to compensation, evaluate the performance of the President of Financial and the Chief Executive Officer of the Bank in light of these goals, and make a recommendation on the President of

Financial and the Chief Executive Officer of the Bank’s  compensation, including equity or other compensation, to the respective full board of directors which determines the appropriate compensation for the following year.

Compensation of senior management is determined by the Chief Executive Officer with direction from the Compensation Committee, while staying within the targeted overall compensation budgeted by the Bank.

The compensation of senior management is a mix of i) base salary; ii) retirement, insurance, and health benefits; iii) perquisites and other benefits; iv) for certain members of senior management, commissions on loan and investment sales; v) awards under the 2018 Bank of the James Financial Group, Inc. Equity Incentive Plan, and vi) for certain members of senior management, participation in a Salary Continuation Plan Agreement. Formerly, members of senior management, along with other employees, participated in Financial’s  1999 stock option plan, which expired in 2009.

The primary objective of our compensation programs is to provide competitive compensation to attract, retain, and motivate qualified employees who will contribute to the long-term success of Financial and its subsidiaries. Compensation is designed to be competitive with the Bank’s  peers and to enhance long-term value to the Company’s  shareholders. In furtherance of this objective, the Compensation Committees regularly evaluate the compensation provided to the Bank’s  executive officers to ensure that it remains competitive in relation to the compensation paid to similarly situated executive officers at other financial institutions of comparable size and performance. In addition, Financial endeavors to ensure that the compensation provided to Financial’s  and its subsidiaries’ executive officers is internally equitable based upon the skill requirements and responsibilities associated with each executive position. Financial does not believe that the current compensation structure incentivizes any employee to take undue risk.

Although neither Financial nor the Bank has adopted a bonus plan, the board of directors has the discretion to award bonuses to employees based on individual and company performance.

The officers of Financial presently are serving without compensation from Financial. They are, however, compensated by the Bank for services rendered as officers of the Bank. The table below summarizes certain information with respect to compensation paid by the Bank to certain employees of the Bank who performed policy-making duties for Financial for services rendered in all respects for the fiscal year ended December 31, 2022.

Summary Compensation Table—2022

	Annual Compensation			Long Term Compensation		Total ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards Options/ SARS (#)	All Other Compens-ation ($)

Robert R. Chapman III (1) President of Financial and CEO of the Bank*	2022	334,778	175,000	-	107,635	617,413
	2021	325,027	125,000	-	123,261	573,288

J. Todd Scruggs (2) Secretary-Treasurer of Financial and EVP and CFO of the Bank	2022	293,550	140,000	-	61,965	495,515
	2021	285,000	100,000	-	78,895	463,895

Michael A. Syrek (3), President of the Bank*	2022	293,550	125,000	-	72,941	491,491
	2021	285,000	60,000	-	77,573	422,573

Harry P. Umberger (4) EVP - SCO of the Bank	2022	262,666	70,000	-	51,950	384,616
	2021	255,016	60,000	-	65,938	380,954

*On October 13, 2021, Mr. Syrek assumed the role of President of the Bank. Prior to that date, Mr. Chapman served as President of the Bank. Mr. Chapman remained the Bank’s  Chief Executive Officer.

(1)“All Other Compensation” consists entirely of matching contributions made under the Bank’s  401(k) plan, life insurance premiums, and club dues, and $96,612 and $96,611 expensed by the Bank under Mr. Chapman’s  Salary Continuation Agreement in 2022 and 2021, respectively.

(2)“All Other Compensation” consists entirely of matching contributions made under the Bank’s  401(k) plan, life insurance premiums, and club dues, and $42,693 and $42,693 expensed by the Bank under Mr. Scruggs’ Salary Continuation Agreement in 2022 and 2021, respectively.

(3)“All Other Compensation” consists entirely of matching contributions made under the Bank’s  401(k) plan, life insurance premiums, and club dues, and $61,076 and  $52,913 expensed by the Bank under Mr. Syrek’s  Salary Continuation Agreement in 2022 and 2021, respectively.

(4)“All Other Compensation” consists entirely of matching contributions made under the Bank’s  401(k) plan, life insurance premiums, and $41,333 and $41,333 expensed by the Bank under Mr. Umberger’s  Salary Continuation Agreement in 2022 and 2021, respectively.

Outstanding Equity Awards at Fiscal Year End

In 2018, the Company adopted the 2018 Bank of the James Financial Group, Inc. Equity Incentive Plan (the “Incentive Plan”). Financial did not make any awards under the Incentive Plan in 2022.

The following table provides information as of December 31, 2022 regarding Financial’s  stock-

based awards under the Incentive Plan. The named executive officers have no other outstanding equity awards.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert R. Chapman III	-	-
J. Todd Scruggs	-	-
Harry P. Umberger	-	-
Michael A. Syrek	-	-

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information concerning Financial’s  equity compensation plans on December 31, 2022. All figures have been adjusted to reflect all stock dividends declared by Financial.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Option, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in First Column)
Equity compensation plans approved by shareholders -
2018 Bank of the James Financial Group, Inc. Equity Incentive Plan (1)	-	N/A	225,500
2018 Bank of the James Financial Group, Inc. Employee Stock Purchase Plan (3)	-	N/A	230,059
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	-	N/A	455,559

(1)Shares available to be granted under the Equity Incentive Plan as of December 31, 2022, in the form of stock options, restricted stock, restricted stock units, and performance units.

(2)Closing price of common stock on the date of grant.

(3)Shares reserved for issuance under the Employee Stock Purchase Plan (“ESPP”)  as of December 31, 2022. Shares under the ESPP have no exercise price. As of December 31, 2022, a total of 19,941 shares have been purchased under the ESPP.

Executive Compensation Arrangements

Employment Agreements

None of our employees have employment agreements. Information with respect to the payment upon change of control is set forth under “Salary Continuation Agreements” below.

Salary Continuation Agreements

The Bank entered into Salary Continuation Agreements on August 6, 2009 with each of Robert R. Chapman III, CEO of the Bank; J. Todd Scruggs, Executive Vice President and Chief Financial Officer;  and Harry P. Umberger, Executive Vice President and Senior Credit Officer and entered into a Salary Continuation Agreement with Michael A Syrek, President of the Bank on January 27, 2013  (the foregoing individually are collectively referred to as the “Named Executive Officers”).

To account for changes in compensation and other terms of employment, the parties have amended each of the Salary Continuation Agreements. The first amendment (the “First Amendment to the Salary Continuation Agreement”) was effective October 1, 2016 and the second amendment (for all except Mr. Chapman) (the “Second Amendment to the Salary Continuation Agreement”) was effective January 1, 2023.  In addition, in connection with each amendment, Mr. Umberger entered into a 2016 Salary Continuation Agreement (the “2016 Salary Continuation Agreement”) and a 2022 Salary Continuation Agreement (the “2022 Salary Continuation Agreement”),  to be effective as of October 1, 2016 and January 1, 2023, respectively.

The First and Second Amended Salary Continuation Agreements, and in the case of Mr. Umberger, the 2016 Salary Continuation Agreement and the 2022 Salary Continuation Agreement, provide each of the Named Executive Officers with increased Supplemental Benefits, as summarized below.

The payments due under the Salary Continuation Agreements, as amended, are funded by bank-owned life insurance.

Robert R. Chapman III. Mr. Chapman’s  Salary Continuation Agreement, as amended, provides for a lump sum payment of $2,315,177 payable within 90 days following Mr. Chapman’s  normal retirement date at age 65 or the date of his death if he is employed by the Bank at the time of his death.

If Mr. Chapman’s  employment terminates prior to his reaching age 65 other than for cause, death, disability, or change in control, Mr. Chapman shall be paid a lump sum equal to the Early Termination benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding such termination date. This amount is payable within 90 days following the date on which his employment terminates.

If Mr. Chapman becomes disabled prior to his reaching age 65, he shall receive a lump sum payment equal to the Disability benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding his disability. This amount shall be paid within 90 days following the date on which Mr. Chapman reaches age 65.

If Mr. Chapman’s  employment with the Bank terminates within 24 months following a Change in Control (as defined in the initial Salary Continuation Agreement), Mr. Chapman shall be paid a lump sum equal to the Change in Control benefit set forth on Schedule A of the Second Amended Salary Continuation Agreement for the applicable plan year immediately preceding such termination date.

Assuming that such termination occurred on December 31, 2022, that amount would have been $2,207,671. Any change in control payment is to be made within 90 days of the date on which Mr. Chapman’s  employment terminates.

J. Todd Scruggs. Mr. Scruggs’ Salary Continuation Agreement, as amended, provides for annual payments of $185,112 payable in equal monthly installments for 15 years beginning within 90 days following Mr. Scruggs’ normal retirement date at age 65 or the date of his death if he is employed by the Bank at the time of his death.

If Mr. Scruggs’ employment terminates prior to his reaching age 65 other than for cause, death, disability, or change in control, Mr. Scruggs shall be paid a lump sum equal to the Early Termination benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding such termination date. This amount is payable within 90 days following the date on which his employment terminates.

If Mr. Scruggs becomes disabled prior to his reaching age 65, he shall receive a lump sum payment equal to the Disability benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding his disability. This amount shall be paid within 90 days following the date on which Mr. Scruggs reaches age 65.

If Mr. Scruggs’ employment with the Bank terminates within 24 months following a Change in Control (as defined in the initial Salary Continuation Agreement), Mr. Scruggs shall be paid a lump sum equal to the Change in Control benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding such termination date. Assuming that such termination occurred on December 31, 2022, that amount would have been  $1,527,833. Any change of control payment is to be made within 90 days of the date on which Mr. Scruggs’ employment terminates. As of December 31, 2022, no additional change in control payments had vested under Mr. Scruggs’ Second Amendment to the Salary Continuation Agreement.

Michael A. Syrek.  Mr. Syrek’s  Salary Continuation Agreement provides for a lump sum payment of $1,488,393 payable within 90 days following Mr. Syrek’s  normal retirement date at age 65 or the date of his death if he is employed by the Bank at the time of his death. In addition, under the Plan, Mr. Syrek will be paid $65,281 annually (payable in monthly installments) for 15 years.

If Mr. Syrek’s  employment terminates prior to his reaching age 65 other than for cause, death, disability, or change in control, Mr. Scruggs shall be paid a lump sum equal to the Early Termination benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding such termination date. This amount is payable within 90 days following the date on which his employment terminates.

If Mr. Syrek becomes disabled prior to his reaching age 65, he shall receive a lump sum payment equal to the Disability benefit set forth on Schedule A of the Salary Continuation Agreement for the applicable plan year immediately preceding his disability. This amount shall be paid within 90 days following the date on which Mr. Syrek reaches age 65.

If Mr. Syrek’s  employment with the Bank terminates within 24 months following a Change in Control (as defined in the initial Salary Continuation Agreement), Mr. Syrek shall be paid a lump sum equal to the Change in Control benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding such termination date. Assuming that a change in control occurred on December 31, 2022, that amount would have been  $862,274. Any change of control payment is to be made within 90 days of the date on which Mr. Syrek’s  employment terminates. As of December 31, 2022, no additional change in control payments had vested under Mr. Syrek’s Second Amendment to the Salary Continuation Agreement.

Harry P. Umberger. Mr. Umberger’s  First Amended Salary Continuation Agreement freezes the amount of the Supplemental Benefits provided under Mr. Umberger’s  initial Salary Continuation Agreement. Supplement Benefits are also provided under Mr. Umberger’s  2016 Salary Continuation Agreement and the 2022 Salary Continuation Agreement.

Mr. Umberger’s initial Salary Continuation Agreement provides for annual payments of $44,085 payable in equal monthly installments for 15 years beginning within 90 days following Mr. Umberger’s normal retirement date at age 65 or the date of his death prior to attaining the age of 65 if he is employed by the Bank at the time of his death.  Mr. Umberger’s  2016 Salary Continuation Agreement provides for a lump sum payment of $886,660 payable within the month following the date of Mr. Umberger’s  separation from service after age 65 or the date of his death if he is employed by the Bank at the time of his death. In addition to this payment, Mr. Umberger’s  Second Amended Salary Continuation Agreement provides for annual payments of $28,071 payable in equal monthly installments for 15 years beginning within 90 days following Mr. Umberger’s  normal retirement date at age 65 or the date of his death prior to attaining the age of 65 if he is employed by the Bank at the time of his death.

If Mr. Umberger’s  employment terminates prior to his reaching age 65 other than for cause, death, disability, or change in control, Mr. Umberger shall be paid, a) pursuant to the 2016 Salary Continuation Agreement, a lump sum equal to the Early Termination benefit set forth on Schedule A of the 2016 Salary Continuation Agreement for the applicable plan year immediately preceding such termination date; and b) pursuant to the 2022 Salary Continuation Agreement, an annual benefit payable in equal monthly installments for 15 years indicated for the applicable plan year immediately preceding such termination date. The lump sum amount is payable within the month following the date on which his employment terminates, and payments for the annual benefit shall commence the month following such termination date. In addition to these payments, Mr. Umberger’s  First Amended Salary Continuation Agreement provides for an annual benefit, payable in equal monthly installments for 15 years, in the amount necessary to fully amortize the accrued benefit amount under the Salary Continuation Agreement of $188,340 over the 15-year period, crediting interest monthly on the unpaid portion of such accrued benefit amount at an annual rate of 6% (the “Accrued Annual Benefit”). Payments on this Accrued Annual Benefit shall begin within 90 days following the date of Mr. Umberger’s  early termination.

If Mr. Umberger becomes disabled prior to his reaching age 65, he shall receive, pursuant to the 2016 Salary Continuation Agreement, a lump sum payment equal to the Disability benefit set forth on Schedule A of the 2016 Salary Continuation Agreement for the applicable plan year immediately preceding his disability. This amount shall be paid within the month following the date of Mr. Umberger’s  disability. In addition to this payment, Mr. Umberger’s  First Amended Salary Continuation Agreement and 2022 Salary Continuation Agreement each provide for the Accrued Annual Benefit set forth in the respective documents in the event of Mr. Umberger’s  disability. Payments on this Accrued Annual Benefit shall begin within 90 days following the date on which Mr. Umberger reaches age 65.

If Mr. Umberger’s  employment with the Bank terminates within 24 months following a Change in Control (as defined in the 2016 Salary Continuation Agreement), Mr. Umberger shall be paid, pursuant to the 2016 Salary Continuation Agreement, a lump sum equal to the Change in Control benefit set forth on Schedule A of the 2016 Salary Continuation Agreement for the applicable plan year immediately preceding such termination date. Assuming that a change in control occurred on December 31, 2022, that amount would have been  $700,032. This payment shall be made within the month following the date on which Mr. Umberger’s  employment terminates. In addition, under the First Amendment, upon change of control Mr. Umberger will be paid an annual benefit, which assuming a change in control date of

December 31, 2022 would have been $27,856 per year. As of December 31, 2022, no change in control payments had vested under the 2022 Salary Continuation Plan.

Potential Payments Upon Change in Control

Except as contained in the Salary Continuation Plans, we do not have any change in control agreements with any of the executive officers. Under the Salary Continuation Plans, each participant is entitled to the change in control benefit described above.

Pay Versus Performance

The following table presents certain information regarding compensation paid and certain financial measures for the years ended December 31, 2022 and 2021, for the PEO and other NEOs, as disclosed in the Summary Compensation table above.

Pay-Versus-Performance Table
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO($)(3)	Average Summary Compensation table total for Non-PEO NEOs($)(2)	Average Compensation Actually Paid to Non-PEO NEOs($)(3)	Value of Initial Fixed Investment Based on Total Shareholder Return($)	Net Income($)(4) (000’s)
2022	617,413	617,413	457,207	457,207	112.51	8,959
2021	573,288	573,288	422,474	422,474	142.81	7,589

(1)	Robert R. Chapman III was the Registrant’s Principal Executive Officer (PEO) for each of the 2022 and 2021 fiscal years.
(2)	For each of the 2022 and 2021 fiscal years, the Registrant’s Non PEO NEOs were: J. Todd Scruggs, Michael A. Syrek, and Harry P. Umberger.
(3)

In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid. The amounts disclosed reflect the following adjustments to the amounts reported in the Summary Compensation Table.

			Equity Award Adjustments
Year	Summary compensation table total for PEO ($)	Reported Value of Granted Equity Awards ($)	Year end fair value of outstanding and unvested equity awards granted in the year ($)	Change in fair value of outstanding and unvested equity awards granted in prior years ($)	Compensation actually paid to PEO ($)
2022	617,413	-	N/A	N/A	617,413
2021	573,288	-	N/A	N/A	573,288

			Equity Award Adjustments
Year	Summary compensation table total for Non-PEO NEOs ($)	Reported Value of Granted Equity Awards ($)	Year end fair value of outstanding and unvested equity awards granted in the year ($)	Change in fair value of outstanding and unvested equity awards granted in prior years ($)	Compensation actually paid to Non-PEO NEOs ($)
2022	457,207	-	N/A	N/A	457,207
2021	422,474	-	N/A	N/A	422,474

(4)	As reported on Registrant’s Consolidated Statements of Income for the applicable fiscal reporting year, as provided under Part II Item 8 of Registrant’s Annual Report on Form 10-K.

Relationship Between Pay and Performance

Compensation actually paid to the PEO from 2021 to 2022 increased by $44,125, or 7.70%, and average compensation actually paid to the other NEOs increased by $34,733, or 8.22%. The change in compensation actually paid was driven by slight increases in base compensation and increased bonuses based on the Company’s  performance in 2022. Over the same period, cumulative total shareholder return decreased by 21.22% and net income increased by 18.05%.

The following graphs illustrate the relationship during 2021-2022 between compensation actually paid to our PEO and other NEOs and total shareholder return (“TSR”).

The following graphs illustrate the relationship during 2021-2022 between compensation actually paid to our PEO and other NEOs and net income (in thousands).

Under our 2018 Equity Incentive Plan, financial performance goals are established by the Compensation Committee and the Board of Directors. Because we made no grants in 2022 or 2021, no goals were established in either year.

TRANSACTIONS WITH RELATED PARTIES

Loans and Extensions of Credit. Financial maintains written policies and procedures to strictly control all loans to insiders in accordance with Federal law (Regulation O). Insiders include any executive officer, director, or principal shareholder and entities which such persons’ control. Some of the directors and officers of Financial and the Bank are at present, as in the past, customers of the Bank, and the Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders, and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2022 and 2021 the total outstanding loans to directors and officers and their related parties, including loans guaranteed by such persons, aggregated $10,738,000 and $11,200,000 respectively. None of these loans or other extensions of credit are disclosed as nonaccrual, past due, restructured, or potential problem loans.

Other Transactions.  The Bank entered into a lease agreement (the “Original Lease”)  in October 2003 pursuant to which it currently leased approximately 29,623 square feet of office space at 828 Main Street, Lynchburg, Virginia. The property is owned by Jamesview Investments, LLC, a Virginia limited liability company (“Jamesview”), which is owned by our director, William C. Bryant III. On March 5, 2021, Bank received from Jamesview a fully-executed copy of an Amended and Restated Deed of Lease by and between the Bank and the Landlord for the Bank’s  828 Main Street, Lynchburg, Virginia location (the “Amended and Restated Lease”). Notwithstanding the March 5, 2021 date of execution by the Landlord, the parties have made the Amended and Restated Lease effective as of June 1, 2019, the parties having operated and performed in accordance with the terms of the Amended and Restated Lease since that time. The amendment was approved in compliance with approval process for related party transactions discussed below.

The Amended and Restated Lease amends and restates in its entirety the Original Lease. The initial term of the Amended and Restated Lease commenced, accordingly, on June 1, 2019 and will run through July 31, 2024, following which time the Bank has three (3) 5-year renewal options available for its election.

The Bank is leasing approximately 32,400 square feet of office space under the Amended and Restated Lease. During the initial term of the Amended and Restated Lease, the Bank is obligated to pay monthly installments of rent in the amount of approximately $33,780 (the exact amount varies by the number of parking spots occupied by the Bank) for the leased premises. During 2022, the Bank made payments to Jamesview of approximately $400,000.

In 2020, Financial issued $10,050,000 in unregistered debt securities (the “2020 Notes”)  to accredited investors in a private placement. The 2020 Notes bear interest at the rate of 3.25% per year with interest payable quarterly in arrears. One member of the board purchased $100,000 of the 2020 Notes and received approximately $3,250 in interest payments during 2022.  One board member’s  immediate family members purchased an aggregate of  $400,000 of 2020 Notes and during 2022 received approximately $13,000 in interest payments from the 2020 Notes. The related parties above purchased the 2020 Notes on the same terms as all other purchasers of the 2020 Notes.

Approval Process for Related Party Transactions. The disinterested members of the board of directors review all related party transactions for potential conflicts of interest. The board of directors must approve all related party transactions and such transactions must be on terms not less favorable to Financial or the Bank than those that prevail in arms-length transactions with third parties. Related party transactions are those involving Financial and the Bank which are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

There are no legal proceedings to which any director, officer, principal shareholder, or associate is a party that would be material and adverse to the Bank.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of Financial with management and with Yount, Hyde & Barbour, P.C. (“YHB”), the independent auditors for the year ended December 31, 2022. Management represented to the Audit Committee that Financial’s  financial statements were prepared in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The discussions with YHB also included the matters required to be discussed by PCAOB and the SEC.

YHB provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the firm’s  communications with the Audit Committee concerning independence. YHB also discussed with the Audit Committee the firm’s  independence from Financial, the Bank, and their management.

Based on the discussions with management and YHB, the Audit Committee’s  review of the representations of management, and the report of YHB, the Audit Committee unanimously recommended to the board of directors that the audited financial statements be included in Financial’s  Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2022.

Submitted by the Audit Committee of Financial’s  board of directors.

Augustus A. Petticolas, Jr. - Chair

Lewis C. Addison

James F. Daly

Julie P. Doyle

Lydia K. Langley

Phillip C. Jamerson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

YHB served as independent auditors for Financial for 2022 and 2021. Representatives from YHB are expected to be present (virtually) at the Annual Meeting with the opportunity to make a statement and to answer any questions you may have.

YHB has advised Financial that neither it nor any of its members have any direct financial interest or material indirect financial interest in the securities of Financial or in connection with Financial and/or the Bank, in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

Fees Paid to Independent Auditors for 2022 and 2021 Fiscal Years

For the fiscal years ended December 31, 2022 and 2021, YHB audited the financial statements included in Financial’s  Annual Report on Form 10-K, reviewed Financial’s  quarterly reports on Form 10-Q, and provided certain tax services including tax compliance, tax advice, and tax planning.

The following table presents the aggregate fees paid or to be paid by Financial and the Bank for professional services rendered by YHB for the years 2022 and 2021:

	2022	2021
Audit Fees (1)	$98,500	$85,800
Audit Related Fees (2)	11,000	9,800
Tax Fees (3)	6,250	6,250
Total	115,750	101,850

(1)Audit fees:  Consist of audit and review services and review of documents filed with the SEC.

(2)Audit-related fees:  Consist of the audit of the Bank’s  401(k) plan.

(3)Tax fees:  Consist of federal and state income tax return preparation and related matters.

Audit Related Fees

The fees for audit related services in 2022 and 2021 were $11,000 and $9,800 respectively.

All Other Fees

Other than the fees set forth above, YHB did not bill Financial or the Bank for any other fees during either of the past two (2) years.

Audit Committee Pre-Approval Policies and Procedures

It is the policy of the Audit Committee that Financial’s  independent auditor may provide only those services that have been pre-approved by the Audit Committee. Unless a type of service to be provided by the independent auditor has received general pre-approval, it requires specific pre-approval by the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee or a related engagement letter specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval. The Audit Committee pre-approved all services provided by YHB in 2022 and 2021.

Requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent auditor and the principal accounting officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s  rules on auditor independence.

The board of directors recommends that the shareholders vote “FOR” the nominees for election as directors of Bank of the James Financial Group, Inc.

PROPOSAL TWO - RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the board of Financial has recommended and the board has appointed, subject to ratification by the shareholders, Yount, Hyde & Barbour, P.C., Winchester, Virginia (“YHB”)  as independent public accountants to audit the books of Financial for the fiscal year ending December 31, 2023.

The board requests that the shareholders ratify Financial’s  selection of YHB as independent public accountants to audit the books and accounts of Financial for the fiscal year ending December 31, 2023.

The board of directors recommends that the shareholders vote “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent auditors for the fiscal year ending December 31, 2023.

PROPOSAL THREE - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer and our three other most highly compensated executive officers of our consolidated entity (“Named Executive Officers”)  is described in “PROPOSAL One—ELECTION OF DIRECTORS—Executive Officer Compensation.” Shareholders are urged to read the Executive Officer Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

Shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the shareholders of Bank of the James Financial Group, Inc. approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the board of directors is annually and occurs at each annual meeting. Although non-binding, the board of directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourage all shareholders to vote their shares on this matter. The board of directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

The board of directors recommends that the shareholders vote “FOR” the approval of the non-binding resolution on executive compensation.

DATE OF RECEIPT OF SHAREHOLDER TO BE PRESENTED AT NEXT ANNUAL MEETING

All shareholder proposals intended to be presented at the 2024 Annual Meeting of Shareholders must be received by Financial at its principal office for inclusion in Financial’s  proxy statement and form of proxy relating to that meeting no later than January 1, 2024. If such proposal complies with all the requirements of Rule 14a-8 of the Exchange Act, it will be included in the proxy statement and set forth in the proxy card issued for the next Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

COMMUNICATIONS WITH MEMBERS OF THE BOARD

Shareholders may communicate with the board of directors by mailing written communications to the attention of J. Todd Scruggs, Secretary to the board of directors, at the principal office of Financial at 828 Main Street, Lynchburg, VA 24504. All such communications are reviewed by the Secretary to the board and submitted to the board of directors, unless they are deemed non-substantive.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

The board of directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth herein. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION INCLUDING
OUR ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of Financial’s Annual Report on Form 10-K for the year ended December 31, 2022 has been furnished to the shareholders. Additional copies of the Annual Report on Form 10-K may be obtained from Financial’s website (www.bankofthejames.bank) or by written request to J. Todd Scruggs, Secretary to the board of directors, at 828 Main Street, Lynchburg, VA 24504.

Lynchburg, Virginia April 5, 2023	BY ORDER OF THE BOARD OF DIRECTORS /S/ J. Todd Scruggs J. Todd Scruggs, Secretary

Bank of The James FINANCIAL GROUP INC. BANK OF THE JAMES FINANCIAL GROUP. INC C/O BROADRIGE CORPORATE ISSUER SOLUTIONS, INC P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxwote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeetinq.com/BOTJ2Q23 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Us^ any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V09078-P90837 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. _ KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY BANK OF THE JAMES FINANCIAL GROUP, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Robert R. Chapman III 02) Julie P. Doyle 03) Lydia K. Langley 04) Augustus A. Petticolas For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the numbers) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the selection by Financial of Yount, Hyde & Barbour, P.C., independent public accountants to audit the financial statements of Financial for the fiscal year ending on December 31, 2023. 3. Advisory vote on approval of executive compensation. NOTE: To act upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Management is not aware of any other business, other than procedural matters incident to the conduct of the Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Message to Shareholders are available at www.proxyvote.com. V09079-P90837 BANK OF THE JAMES FINANCIAL GROUP, INC. Annual Meeting of Shareholders May 16, 2023 4:00 p.m. This proxy is solicited by the Board of Directors The undersigned hereby appoints Lewis C. Addison and John R. Alford, Jr. or either one of them, as proxies, each with full power of substitution, to act for the undersigned with respect to all shares of Common Stock of Bank of the James Financial Group, Inc. held of record by the undersigned on March 21, 2023 at the Annual Meeting of Shareholders to be held on May 16, 2023 at 4:00 p.m. or any postponement or adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side

Bank of The James FINANCIAL GROUP INC. BANK OF THE JAMES FINANCIAL GROUP. INC C/O BROADRIGE CORPORATE ISSUER SOLUTIONS, INC P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxwote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeetinq.com/BOTJ2Q23 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Us^ any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V09078-P90837 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. _ KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY BANK OF THE JAMES FINANCIAL GROUP, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Robert R. Chapman III 02) Julie P. Doyle 03) Lydia K. Langley 04) Augustus A. Petticolas For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the numbers) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the selection by Financial of Yount, Hyde & Barbour, P.C., independent public accountants to audit the financial statements of Financial for the fiscal year ending on December 31, 2023. 3. Advisory vote on approval of executive compensation. NOTE: To act upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Management is not aware of any other business, other than procedural matters incident to the conduct of the Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Message to Shareholders are available at www.proxyvote.com. V09079-P90837 BANK OF THE JAMES FINANCIAL GROUP, INC. Annual Meeting of Shareholders May 16, 2023 4:00 p.m. This proxy is solicited by the Board of Directors The undersigned hereby appoints Lewis C. Addison and John R. Alford, Jr. or either one of them, as proxies, each with full power of substitution, to act for the undersigned with respect to all shares of Common Stock of Bank of the James Financial Group, Inc. held of record by the undersigned on March 21, 2023 at the Annual Meeting of Shareholders to be held on May 16, 2023 at 4:00 p.m. or any postponement or adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side